                                                                  Exhibit 99.A2






                         THE PAINEWEBBER EQUITY TRUST,
                              ABCs TRUST SERIES 1


                         TRUST INDENTURE AND AGREEMENT


                           Dated as of July 29, 1998


                                 Incorporating


                     Standard Terms and Conditions of Trust
                           Dated as of July 1, 1998,


                                    Between

                           PAINEWEBBER INCORPORATED,
                                  as Depositor


                                      and


                         INVESTORS BANK & TRUST COMPANY,
                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of July 29, 1998 between PaineWebber Incorporated, as Depositor, and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                         W I T N E S S E T H T H A T :

         WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

         WHEREAS, the parties now desire to create the First ABCs Trust of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agrees as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

         Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, ABCs Trust Series 1".

         A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

            (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

            (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.




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         B. The term "Record Date" shall mean September 10, 1998 and quarterly thereafter; provided, however, that with respect to a distribution required by
Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

         "Record Date" shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

         C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing September 25, 1998, and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 1998 with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

         In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

         D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate market value of the Securities initially deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

         E. The Mandatory Termination Date shall be January 28, 2000. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be January 8, 2000.

         F. The Trustee's annual compensation as referred to in Section 8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

         G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

         H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.05 per Unit outstanding.

         I. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust
shall end on December 31,    .

         J. The Trust hereby elects to make available a Reinvestment Plan to Unitholders.

         K. Units of this Trust shall not be held in certificated form.

         L. An annual report for this Trust shall be provided to Unitholders for calendar year 1998 and for the period ending July 29, 1999.

         M. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

         N. The Units of this Trust, shall be subject to a Deferred Sales Charge in an amount, and to be paid in the manner as set forth in the Prospectus.

         O. The Exchange Notification Dates shall be July 29, 1999 and January 27, 2000.

         P. The Special Redemption Date shall be July 30, 1999 and January 28, 2000.

         Q. The Special Liquidation Period shall be July 30, 1999 and January 28, 2000.

         R. For purposes of this Trust, the Trustee shall act as Distribution Agent.

         S. The Sponsor's Initial Costs are estimated to be $.009 per Unit.

         T. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 202(c).

         U. The Trustee's address for notices under Section 10.06 is:

                           Hencock Towers
                           200 Clarendon Street
                           Boston, MA 02116

         IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                                 PAINEWEBBER INCORPORATED
                                                   as Depositor and Sponsor



SEAL                                             By
                                                   ----------------------------
                                                   Senior Vice President



Attest:


---------------------------
         Secretary

STATE OF NEW YORK      )
                       :ss.:
COUNTY OF NEW YORK     )


         On this 29th day of July, 1998 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





                                    -----------------------
                                    Notary Public

                         SCHEDULE A TO TRUST INDENTURE

                        THE PAINEWEBBER EQUITY TRUST,
                             ABCS TRUST SERIES 1
                           SCHEDULE OF INVESTMENTS
                 AS OF INITIAL DATE OF DEPOSIT, JULY 29, 1998


COMMON STOCKS (1)


          PRIMARY INDUSTRY SOURCE AND            NUMBER OF   COST OF SECURITIES
                 NAME OF ISSUER                    SHARES      TO TRUST(2)(3)
----------------------------------------------  ----------- ------------------
Auto/Truck Parts & Equipment (5.85%)
 Lear Corporation* ............................      580         $29,299.00
 LucasVarity plc+ .............................      790          28,637.50
Beverages (2.93%)
 PepsiCo, Inc. ................................      730          28,971.88
Building-Maintenance & Services (2.94%)
 Ecolab Inc. ..................................      920          29,095.00
Cable TV (2.96%)
 Comcast Corporation ..........................      680          29,282.50
Cosmetics & Toiletries (2.95%)
 Avon Products, Inc. ..........................      340          29,218.75
Electric (2.92%)
 Consolidated Edison, Inc. ....................      670          28,935.63
Electronics/Semi-Conductor (5.87%)
 Rockwell International Corporation ...........      720          29,070.00
 Texas Instruments Incorporated ...............      490          29,001.88
Instruments-Controls (2.95%)
 Parker-Hannifin Corporation ..................      870          29,199.38
Insurance (5.91%)
 Hartford Life, Inc. ..........................      380          29,141.25
 EXEL Limited .................................      520          29,347.50
Internet Software (3.00%)
 America Online, Inc.* ........................      260          29,672.50
Medical (8.83%)
 Medtronic, Inc. ..............................      460          28,893.75
 Warner-Lambert Company .......................      370          29,322.50
 Wellpoint Health Networks Inc.* ..............      410          29,161.25
Multimedia (2.93%)
 Time Warner Inc. .............................      320          29,020.00
National Commercial Banks (2.90%)
 NationsBank Corporation ......................      360          28,755.00
Oil/Gas (11.74%)
 Consolidated Natural Gas Company .............      570          29,141.25
 Ocean Energy, Inc.* ..........................    2,060          29,097.50
 Sun Company, Inc. ............................      820          29,007.50
 Unocal Corporation ...........................      880          29,150.00
Paper Products (2.99%)
 Fort James Corporation .......................      830          29,620.63

                        THE PAINEWEBBER EQUITY TRUST,
                             ABCS TRUST SERIES 1
                           SCHEDULE OF INVESTMENTS
           AS OF INITIAL DATE OF DEPOSIT, JULY 29, 1998 (CONTINUED)


COMMON STOCKS (1)

          PRIMARY INDUSTRY SOURCE AND            NUMBER OF   COST OF SECURITIES
                 NAME OF ISSUER                    SHARES      TO TRUST(2)(3)
----------------------------------------------  ----------- ------------------
Publishing-Newspapers (2.92%)
 The Times Mirror Company .....................      470        $ 28,875.63
Railroad Transportation (2.93%)
 Wisconsin Central Transportation Corporation*     1,330          29,010.63
REITS-Hotel/Restaurant (2.94%)
 Patriot American Hospitality, Inc. ...........    1,500          29,062.50
REITS-Mortgage (2.91%)
 Indymac Mortgage Holdings, Inc. ..............    1,250          28,828.13
Retail-Apparel/Shoe (5.89%)
 Nordstrom, Inc. ..............................      900          29,137.50
 The Men's Wearhouse, Inc.* ...................      940          29,140.00
Retail-Food (2.96)
 The Kroger Co.* ..............................      610          29,280.00
Retail-Office Supplies (2.93%)
 Staples, Inc.* ...............................      900          29,025.00
Steel Producers (2.94%)
 Pohang Iron & Steel Company Ltd.+ ............    2,360          29,057.50
Telecommunications (5.91%)
 Nextel Communications, Inc.* .................    1,160          29,290.00
 WorldCom, Inc.* ..............................      560          29,259.96
                                                            ------------------
  TOTAL INVESTMENTS ...........................                 $990,009.00
                                                            ==================



------------
(1)     All Securities are represented entirely by contracts to purchase
        Securities.
(2) Valuation of the Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit.
(3)     The loss to the Sponsor on the Initial Date of Deposit is $1,018.
*       Non-income producing security.
+ These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers. (See "Risk Factors and Special Considerations.")